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                                EXHIBIT 10(c)

                           JOINT MARKETING AGREEMENT

      This Joint Marketing Agreement is made between Sii CHEMTECH, a business unit of SMITH INTERNATIONAL, INC., a Delaware corporation ("CHEMTECH"), with its principal place of business at 5750 LA Highway 90 East, Broussard, Louisiana 70518 and UNITED ENERGY CORPORATION, a Nevada corporation ("UNRG"), with its principal place of business at 600 Meadowlands Parkway #20, Secaucus, NJ 07094, and becomes effective on the 1st day of March, 2000 ("Effective Date").

                                    RECITALS

      UNRG desires to obtain sales of the oil and gas well production enhancement products which it manufactures and which are more fully described in this Agreement.

      UNRG also has various oil and gas industry contacts and has received inquiries leading to industry oil servicing projects.

      CHEMTECH represents that it has experience and expertise in the servicing of oil and gas wells and related equipment such as pipelines and flowlines, and also sells various chemical treatment products to the oil and gas industry; and

      The parties wish to form a joint marketing agreement on the terms set out below providing for the sales of their respective products and for compensation to UNRG for its oil servicing introductions and to CHEMTECH for its marketing and servicing activities in connection with such venture.

      In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

      1. PLAN AND PURPOSE:

      The parties anticipate that from time to time UNRG will develop projects in the oil and gas industry which involve the use of UNRG's KH-30 paraffin dispersant and other oil field chemical treatment programs. CHEMTECH is in the business of providing oil field services and, in particular, chemical treatment programs. The parties wish to structure an arrangement which will make best use of the capabilities and products of each to their mutual benefit. Each of the parties expects to provide chemical treatment products to this marketing arrangement for use and/or resale. UNRG is to receive a fee for projects it develops for the arrangement and CHEMTECH will receive a servicing fee for that portion of the project which involves providing a service all as more fully set out below. As used in this Agreement, "Products" mean all items of both parties separately listed in APPENDIX A. From time to time, the parties may add or delete individual items from the list.

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      2. RELATIONSHIP OF THE PARTIES:

a. This Agreement shall not be construed as creating any partnership, joint venture, association or other entity. It is the intent of the parties that the relationship is solely that of parties with contractual commitments to one another as expressly set forth in this Agreement; that their rights and obligations with respect to one another will be solely those expressed in this Agreement; that neither party shall be the agent of the other for any purpose under this Agreement; and that the liabilities and obligations of the parties incurred in connection with this Agreement shall be separate.

The joint marketing arrangement will be specifica1ly limited to the products listed on Appendix A and to the oil servicing contacts listed on Appendix B and will be in addition to the other activities of each of the parties.

c. This Joint Marketing Agreement shall be non-exclusive.

d. The primary marketing and assembling of project proposals ("Proposals") to the oil servicing contacts listed on Appendix B (collectively "Customers") of the Products and services to be offered by the parties pursuant to this Agreement shall be completed with CHEMTECH personnel and with UNRG personnel. Either party shall have the right to initiate the drafting of any Proposals, but any such Proposals mentioning the involvement of the other party or proprietary technology or information of the other party shall be approved in writing by such other party prior to the time that the Proposal is submitted to the Customer.

      3. SALES PURSUANT TO JOINT MARKETING AGREEMENT:

      As stated above, UNRG is to receive a fee for projects it develops for the arrangement and CHEMTECH will receive a servicing fee for that portion of the project which involves providing a service. The parties agree that the compensation set forth in APPENDIX C will apply to any sales pursuant to this Joint Marketing Agreement.

      4. DURATION AND TERMINATION:

a. Subject to Paragraph 4.b. below, this Agreement shall expire on March 1, 2003. Renewal may be only by a writing signed by both parties. Either party may cancel this Agreement at any time, without liability and without prejudice to any other right or claim arising under this Agreement, if the other party materially breaches this Agreement. Material breaches shall include, but not be limited to:

      1. Failure of the joint marketing arrangement to make timely payment for Products delivered or services rendered;

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      2. Making an assignment in favor of creditors, voluntarily filing in bankruptcy, becoming insolvent or failing to dispel reasonable questions concerning a party's financial integrity.

      3. Failure of the joint marketing arrangement to timely exploit a contract opportunity presented by a party.

      4. Failure by the joint marketing arrangement to pay any service fee or introduction fee to a party.

          The party seeking to terminate shall give the other party written notice of that party's breach, and the party receiving the notice shall have thirty (30) days to correct the breach. If it fails to correct the breach within thirty (30) days, this Agreement may then be terminated.

      b. The term of this Agreement shall automatically be extended for such period of time as may be required to perform or complete any projects or contracts entered into or undertaken prior to the expiration of such term ("Unfinished Projects"). Within thirty (30) days prior to the expiration of this Agreement, if either party believes that it will be necessary for the Agreement to be extended to permit the performance or completion of any Unfinished Projects, such party shall give written notice thereof to the other party specifying the Unfinished Projects, the obligations thereunder that remain to be completed, and an estimate of the amount of time required for such completion. Following such notice, the term of the Agreement shall be extended with respect to the Unfinished Project(s) identified therein to the extent necessary to complete the remaining unsatisfied obligations within the estimated time frame specified in such notice, unless within ten (10) days after receipt of such notice the recipient sends a written response to the other party noting any exceptions that it may have to the scope or term of the Unfinished Project. Any resulting disagreement between the parties regarding the extension of the Term pursuant to this Paragraph 4.b. shall be resolved in accordance with Paragraph 15 below.

      5. PRICES, TERMS OF SALE AND PAYMENT:

      Prices for Products will be as set forth in Appendix C. Sales will be F.O.B. each party's nearest distribution center. Freight will be prepaid and billed on the invoice. Federal, state, city or other taxes will be added to the invoice, where applicable.

      b. Invoices will be due within thirty (30) days of the invoice date. In the event the joint marketing arrangement does not pay amounts owed when due, a party in its sole discretion and in addition to any other right or remedy granted by law to this Agreement, may protect its interest by:

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            1. Refusing to deliver Products until all sums owed have been paid.

            2. Delivering only on a cash on delivery (C.O.D.) basis; or

            3. Delivering on other secured terms satisfactory to such party.

      6. INVENTORY:

          Each party shall establish and maintain an inventory of Products reasonably adequate to serve the joint marketing arrangement's customers.

      7. OTHER COMPENSATION TO THE PARTIES:

         See Appendix C.

      8. WARRANTY:

      a. Each party warrants that for a period of thirty (30) days from the date of delivery to the joint marketing arrangement, the Product will:

            1. Be uniform in formulation and will conform to the statements, if any, made in technical literature in current distribution by a party at the time of shipment;

            2. Be free of title defects.

      THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, IN CONNECTION WITH THE SALE OF ANY PRODUCT OR SERVICE BY A PARTY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

      b. The joint marketing arrangement is not authorized to extend any other warranties to its customers with respect to Products. The joint marketing arrangement agrees to honor all other warranties it gives to its customers and to indemnify and save harmless each party from all expenses, cost or liability, including attorneys' fees arising from a claim or action based, in whole or in part, on such other warranties.

      c. Any service rendered will be in a good and workmanlike fashion and in accordance with industry standards.

CLAIMS, REMEDIES, LIABILITY AND INSURANCE:

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      a. The joint marketing arrangement's exclusive remedy for breach of the foregoing warranties shall be limited to replacement of the non-conforming Product or its value. Each party's sole liability for non-conforming Products will be, at the option of such party, replacement on a no-charge basis or a credit issued for the invoice cost of the non-conforming Products. Despite a claim, the joint marketing arrangement shall promptly pay for all conforming Products. IN NO EVENT WILL A PARTY BE RESPONSIBLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

      b. Notice of non-conforming Products must be made promptly to a party in a writing which states the nature of the non-conformity and is accompanied by samples of the Product.

      c. An action for breach of any provision of this Agreement or with respect to any Product must be commenced within one (1) year after the cause of action has accrued.

      d. If a party sells Products to the joint marketing arrangement after the expiration or termination of this Agreement, Paragraphs 8 and 9 shall continue to apply to all such sales.

      e. Each party hereto (for purposes of this Paragraph 9, the "indemnitor") agrees to defend, indemnify, release and hold harmless the other party hereto, its affiliates and subcontractors, and each of them (for purposes of this Paragraph 9, the "indemnitee") with respect to any and all claims, liabilities, costs and expenses, including court costs and reasonable attorneys' fees (collectively, "Claims") for:

      1. Personal injury (including death arising therefrom) to any and all of the indemnitee's personnel or the personnel of its affiliates or subcontractors; and

      2. Damage to or loss of property (including, without limitation, plant, equipment, tools and other property owned, rented or hired) of indemnitee, its affiliates and its and their subcontractors, and the personnel of the indemnitee, its affiliates and subcontractors;

howsoever caused, including without limitation the simple negligence or strict liability (whether statutory or by operation of law) of the indemnitee, but excluding all Claims resulting from the gross negligence or willful misconduct of the indemnitee.

      f. Each indemnitor agrees to defend, indemnify, release and hold harmless each indemnitee with respect to any and all claims, liabilities, costs and expenses, including court costs and reasonable attorneys' fees, for personal injury (including death arising therefrom) and damage to or loss of property (including, without limitation, plant, equipment, tools and other property owned, rented or hired) of any third party (other than indemnitee) to the extent caused by the negligence of indemnitor, its affiliates and subcontractors.

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      g. CHEMTECH shall be responsible for insurance coverage as related to its property and equipment, personnel and other liabilities hereunder. UNRG shall be responsible for insurance coverage as related to its property and equipment, personnel and other liabilities hereunder. Each party hereto agrees to cause its respective underwriters and insurers to waive subrogation against the other party hereto, its affiliates and subcontractors.

      10. INSTRUCTIONS:

      Each party will provide the joint marketing arrangement with written technical and service instruction relating to the use of the Products and may, at a party's option provide field instruction.

      11. SERVICE OBLIGATIONS:

      The joint marketing arrangement shall be responsible for providing complete and satisfactory service and technical advice to its customers for Products sold by the venture.

      12. SUPPLY:

      Each party will use its best efforts to maintain a supply of Products reasonably adequate to fill orders of the joint marketing arrangement on a timely basis.

      13. FORCE MAJEURE:

      No party to this Agreement will be held liable for a delay or failure in performance due to the occurrence of a contingency, the non-occurrence of which was a basic assumption of this Agreement, including, but not limited to, a party's failure to deliver because of resource or raw material shortages, strikes, or other matters beyond its control. If these occur, a party may, in its sole discretion, allocate Products among its customers.

      14. CONFIDENTIALITY:

      Because of this Agreement and previous dealings, each party may learn information which is confidential and proprietary to the other, including without limitation information concerning the Products of each party. The parties agree to keep all such information confidential until the information becomes public, the relationship between the parties has been ended for six (6) months or the party who initially possessed the information agrees in writing to its disclosure, whichever happens first. Each party further agrees that it will not attempt to analyze or otherwise determine the chemical composition of the Products and that it will not manufacture and/or sell the Products

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(other than its own) in competition with the joint marketing arrangement. This provision will survive the termination of this Agreement.

      15. MEDIATION/ARBITRATION:

      a. At such time as the representative of either party determines that a dispute or disagreement has arisen under this Agreement that cannot reasonably be expected to be resolved through negotiations between the representatives, the party whose representative has reached that conclusion shall have the right to send written notice to the other party requesting the chief executive officers of each party to begin to meet within five (5) days from the date of such notice for purposes of attempting to resolve the dispute. If such notice is sent, the chief executive officers of each party shall have their first meeting at a mutually acceptable location within five (5) days from the date of such notice in an effort to resolve the dispute and disagreement, but if such dispute is not resolved within ten (10) days from the date of the notice, then the parties may proceed to attempt to resolve the dispute pursuant to Paragraph l5.b.

      b. If a dispute or controversy arises under this Agreement and the parties are unable to resolve the dispute pursuant to Paragraph 15.a., either party may request by written notice to the other party and to the Judicial Arbitration and Mediation Services ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) that JAMS appoint an independent mediator, who shall serve as mediator for all purposes hereof. CHEMTECH and UNRG shall each pay an equal proportion of the cost of the mediator's services, in advance upon request by the mediator or any party. Within ten (10) days after appointment of the mediator, the mediator shall schedule a meeting among the parties and the mediator for the purpose of mediating the dispute. If the parties do not resolve the dispute within thirty (30) days after appointment of the mediator, mediation shall be terminated and either party may then submit the dispute for resolution by binding arbitration pursuant to Paragraph 15.c. hereof.

      c. Within thirty-five (35) days after the appointment of the mediator, if the dispute that was submitted to mediation has not been resolved, either party may initiate arbitration pursuant to the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") by sending written notice of the initiation of such arbitration to AAA in accordance with the Rules, and contemporaneously sending a copy of such notice to the other party. Thereafter, such arbitration shall proceed in accordance with the Rules. The substantive laws of the State of New York (excluding conflict of laws provisions) shall apply to such arbitration which shall be held in New York/Chicago/Houston.

NOTICES:

      a. All correspondence, notices, demands or other communications which under the terms of this Agreement are required to be served or delivered shall be in

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writing and may be served or delivered personally or by facsimile addressed to the parties as follows:

        CHEMTECH, a business unit of
        Smith International, Inc.
        5750 LA Highway 90 East
        Broussard, Louisiana 70518
        Attention: Randy Block

        Phone: (318) 837-8203
        Fax: (318) 837-9062

        UNITED ENERGY CORPORATION
        600 Meadowlands Parkway #20
        Secaucus, NJ 07094
        Attention: Ronald Wilen

        Phone: (201) 842-0288
        Fax: (201) 842-1307

      17. MISCELLANEOUS:

      a. The joint marketing arrangement is not an agent or employee of either party and agrees to make no statement or representation, orally or otherwise, which could be so construed. The joint marketing arrangement also agrees that no commitment or representation made by its servants, representatives, agents or employees shall bind either party. The joint marketing arrangement agrees to indemnify and save each party harmless from any cost or expense, including attorneys' fees, occasioned by such an unauthorized commitment, representation or warranty.

      b. The joint marketing arrangement will not use advertising, signs and other forms of communication with the party's name, brands, logos or Products without prior written approval from such party.

      c. The waiver by either party of enforcement of any provision of this Agreement shall not be a waiver of subsequent breach of the same or other provision.

      d. This Agreement shall be binding on the parties hereto, their respective successors and assigns. This Agreement is not assignable by either party without prior written consent of the other.

      e. This Agreement may not be modified or renewed orally, and no modification or waiver of any provision herein shall be valid unless in writing and signed by the party against whom enforcement is sought.

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      f. This Agreement shall be construed and applied in accordance with the laws of the State of New York, including its Uniform Commercial Code, but not its conflicts of law rules.

      g. Unless otherwise provided, notice required by law or this Agreement shall be given by Certified Mail to the address shown in this Agreement.

      h. Paragraph numbers and titles are inserted for ease of reference and shall not affect the interpretation or performance of this Agreement.

      i. If one or more of the provisions of this Agreement are determined to be unenforceable or invalid, the remaining provisions shall remain in full force and effect.

      j. NO PARTY TO THIS AGREEMENT SHALL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR ANY CLAIM ARISING UNDER THIS AGREEMENT OR FROM PERFORMANCE OR FAILURE OF PERFORMANCE DUE HEREUNDER.

      17. INTEGRATION:

      This Agreement constitutes the entire agreement between the parties and supersedes and cancels all previous oral and written contracts.

      IN WITNESS WHEREOF, each party has caused its duly authorized officer to execute this Agreement.

Sii CHEMTECH, business unit of          UNITED ENERGY CORPORATION
SMITH INTERNATIONAL, INC.


By: /s/Randy J. Block                   By: [illegible]
   ------------------------------          -------------------------------------


Title: Director                         Title: Pres
       --------------------------             ----------------------------------


Date: March 28, 2000                    Date: 4/11/2000, 2000
     ---------                               ----------
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                                   APPENDIX A


Products of UNRG                        Price to Joint Marketing Arrangement
--------------------------------------------------------------------------------
KH-30                                               See Appendix C

Products of CHEMTECH                    Price to Joint Marketing Arrangement
--------------------------------------------------------------------------------
ALL PRODUCTION CHEMICALS                            See Appendix C



This APPENDIX A is incorporated into the JOINT MARKETING AGREEMENT between the undersigned dated as of the date first written above.


Sii CHEMTECH, business unit of        UNITED ENERGY CORPORATION
SMITH INTERNATIONAL, INC.


By:          [SIG]                    By:             [SIG]
   ---------------------------           -----------------------------


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                                   APPENDIX B

                             OIL SERVICING CONTACTS


Pemex

Proaltec

International Research & Development (IRD)



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                                   APPENDIX C

                                  COMPENSATION



As indicated in the Joint Marketing Agreement, each of the parties expects to provide chemical treatment products to this marketing arrangement for use and/or resale. The product pricing will be mutually agreed upon on a case by case basis for the chemicals indicated in Appendix A.

In addition, UNRG is to receive a fee for projects it develops for the arrangement, which is to be:


       UNRG will receive 10% of Gross Profit on the sales of the CHEMTECH products listed in APPENDIX A for each project. UNRG will continue to receive 10% of Gross Profit of any repetitive production chemical sales for these projects carried out by the arrangement or by CHEMTECH for customers introduced by UNRG for one year extended by the mutual consent of both parties.



CHEMTECH will receive a servicing fee for that portion of the project which involves providing a service as follows:

CHEMTECH will receive $750/day for our Project Coordinator and $550/day for the Application Specialist plus all travel expenses. In addition, CHEMTECH will receive a mutually agreed upon percentage of the revenue on each project, to be decided on a case by case basis.